UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2025

KNOW LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

619 Western Avenue, Suite 610, Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

(206) 903-1351
(Registrant's telephone number, including area code)

 ___________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	KNW	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2025, Know Labs, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”).  At the Special Meeting, stockholders approved an amendment to the Company’s 2021 Equity Incentive Plan (as amended, the “2021 Plan”) to increase the number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) available for issuance thereunder by 48,950,000 shares of Common Stock (the “Equity Plan Amendment”).

The description of the Equity Plan Amendment is qualified in its entirety by reference to the full text of the Equity Plan Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting, the stockholders of the Company approved an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized shares of Common Stock from 7,500,000 shares of Common Stock to 750,000,000 shares of Common Stock (the “Articles of Incorporation Amendment”).

The Certificate of Amendment to the Articles of Incorporation Amendment was filed with the Nevada Secretary of State on July 31, 2025, and became effective on that date. The full text of the Certificate of Amendment to the Articles of Incorporation Amendment is also filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on July 24, 2025, the Company convened and adjourned its Special Meeting to July 31, 2025. On July 31, 2025, the Company reconvened the Special Meeting to vote and consider on the proposals described below.

As of the close of business on June 20, 2025, the record date for determination of stockholders entitled to vote at the Special Meeting (the “Record Date”), there were 7,497,948 shares of Common Stock outstanding, all of which were entitled to vote.  As of the Record Date, there were 7,569,299 shares of Common Stock issuable upon the conversion of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”) and Series D Convertible Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), of which in total 724,297 shares of Series C Preferred Stock and Series D Preferred Stock were entitled to vote at this Special Meeting, and 3,534,525 shares of Common Stock issuable upon the conversion of Series H Convertible Preferred Stock, par value $0.001 per share (“Series H Preferred Stock”, together with Common Stock, Series C Preferred Stock and Series D Preferred Stock, the “Company Stock” ), of which 1,354,890 of shares of Series H Preferred Stock were entitled to vote at this Special Meeting.

At the Special Meeting, 5,380,965 shares of Company Stock were represented and voted, in person or by proxy, or 56.18% of the outstanding Company Stock, constituting the presence in person or by proxy of the holders of more than one-third (33.33%) of the outstanding Common Stock needed for a quorum at the Special Meeting.

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The following proposals, each of which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 30, 2025, were before the Special Meeting, and received the votes listed below. Each proposal was approved.

Proposal No. 1 - Authorized Common Stock Increase Proposal. The Company’s stockholders approved the Articles of Incorporation Amendment. The final voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
5,036,628	329,796	14,541	N/A

Proposal No. 2 – Private Placement Proposal. The Company’s stockholders approved (i) the issuance of shares of Common Stock representing more than 19.99% of Common Stock outstanding as of June 6, 2025 and (ii) the change of control resulting therefrom, upon the closing of a private placement pursuant to that certain Securities Purchase Agreement, dated June 6, 2025, by and between the Company and Goldeneye 1995 LLC, in accordance with NYSE American Rules 713(a)(ii) and 713(b). The final voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
5,085,670	266,619	28,676	N/A

Proposal No. 3 – Amendment of Incentive Plan Proposal. The Company’s stockholders approved the Equity Plan Amendment.   The final voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
4,777,847	582,030	21,088	N/A

Proposal No. 4 –   Adjournment Proposal. The Company’s stockholders approved the adjournment of the meeting in the event that the number of shares of Common Stock present or represented by proxy at the meeting and voting “FOR” the adoption of the proposals were insufficient to approve such proposals.   The final voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
5,056,030	276,389	48,546	N/A

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Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation Amendment
10.1	Amendment to Know Labs Inc. 2021 Equity Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KNOW LABS, INC.

Date: August 1, 2025	By:	/s/ Ronald P. Erickson
	Name:	Ronald P. Erickson
	Title:	Chief Executive Officer

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